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                                                                   EXHIBIT 10.28
                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                      NASTECH PHARMACEUTICAL COMPANY, INC.

                                    (SELLER)

                                       AND

                         QUESTCOR PHARMACEUTICALS, INC.

                                     (BUYER)

                               DATED JUNE 16, 2003

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                                    CONTENTS

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1.       Definitions...........................................................................................   1

2.       Purchase and Sale of Assets...........................................................................   6

         2.1      Purchase and Sale............................................................................   6
         2.2      Excluded Assets..............................................................................   7
         2.3      Assumed Liabilities..........................................................................   7
         2.4      Security Agreement and Negative Pledge.......................................................   7
         2.5      Certain Liabilities..........................................................................   7
         2.6      Deferred Transfer and Assignment of Certain Intellectual Property Rights.....................   8

3.       Purchase Price........................................................................................  10

         3.1      Consideration................................................................................  10
         3.2      Initial Payment..............................................................................  10
         3.3      Deferred Non-Contingent Payments.............................................................  10
         3.4      Contingent Payments..........................................................................  11

4.       Closing...............................................................................................  11

5.       Grant of Licenses; Retained Rights....................................................................  11

         5.1      Grant of License to Know-How.................................................................  11
         5.2      Reservation of Rights; Cross-License.........................................................  12
         5.3      Ownership and Reservation of Rights..........................................................  12

6.       Representations and Warranties of Seller..............................................................  12

         6.1      Organization and Authority...................................................................  12
         6.2      Authorization; Enforceability; No Conflict...................................................  13
         6.3      Consents.....................................................................................  13
         6.4      Title to Assets..............................................................................  14
         6.5      Assigned Contracts...........................................................................  14
         6.6      Intellectual Property........................................................................  14
         6.7      No Violations; Orders........................................................................  15
         6.8      Legal Proceedings............................................................................  15
         6.9      Compliance with Law..........................................................................  15
         6.10     Brokers or Finders...........................................................................  16
         6.11     Shelf Life of Assigned Property..............................................................  16
         6.12     No Other Agreements To Sell The Assets.......................................................  16

7.       Representations and Warranties of Buyer...............................................................  16

         7.1      Organization and Authority...................................................................  16
         7.2      Authorization; Enforceability; No Conflict...................................................  16
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
         7.3      Consents.....................................................................................  17
         7.4      Legal Proceedings............................................................................  17
         7.5      Brokers or Finders...........................................................................  17

8.       Covenants.............................................................................................  18

         8.1      Access.......................................................................................  18
         8.2      Conduct of Business..........................................................................  18
         8.3      Commercially Reasonable Efforts..............................................................  18
         8.4      Confidentiality..............................................................................  18
         8.5      Non-Competition..............................................................................  19
         8.6      Non-Solicitation.............................................................................  19
         8.7      Patent and Trademark Enforcement and Prosecution.............................................  20
         8.8      NDA Prosecution..............................................................................  20
         8.9      Gel NDA Maintenance..........................................................................  21
         8.10     Product Maintenance..........................................................................  21
         8.11     Product Modification.........................................................................  21
         8.12     Customer Information.........................................................................  21
         8.13     Termination of Cord Agreement................................................................  21
         8.14     National Drug Code...........................................................................  21
         8.15     Maintenance of Cross-Licenses................................................................  22
         8.16     Further Assurances...........................................................................  22

9.       Conditions Precedent to Buyer's Obligations...........................................................  22

         9.1      No Claim, Order or Proceeding................................................................  22
         9.2      Representations, Warranties and Covenants....................................................  22
         9.3      Secretary's Certificate......................................................................  22
         9.4      Bill of Sale.................................................................................  23
         9.5      Assignment and Assumption Agreement..........................................................  23
         9.6      Supply Agreement.............................................................................  23
         9.7      Taxes........................................................................................  23
         9.8      Listing and Account of Assigned Property.....................................................  23
         9.9      Other Documents..............................................................................  23

10.      Conditions Precedent to Seller's Obligations..........................................................  23

         10.1     No Claim, Order or Proceeding................................................................  23
         10.2     Representations, Warranties and Covenants....................................................  24
         10.3     Secretary's Certificate......................................................................  24
         10.4     Assignment and Assumption Agreement..........................................................  24
         10.5     Security Agreements..........................................................................  24
         10.6     Supply Agreement.............................................................................  24
         10.7     Other Documents..............................................................................  24

11.      Survival; Indemnification.............................................................................  25

         11.1     Survival.....................................................................................  25
         11.2     Indemnification by Seller....................................................................  25
         11.3     Indemnification by Buyer.....................................................................  25
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
         11.4     Procedures; No Waiver; Exclusivity...........................................................  25
         11.5     Offset; Limitations..........................................................................  26
         11.6     Sole and Exclusive Remedies and Liability....................................................  26

12.      Taxes and Costs; Apportionments.......................................................................  26

         12.1     Transfer Taxes...............................................................................  26
         12.2     Transaction Costs............................................................................  26
         12.3     Apportionments; Refunds......................................................................  27

13.      Termination...........................................................................................  27

         13.1     Termination..................................................................................  27
         13.2     Notice of Termination........................................................................  27
         13.3     Effect of Termination........................................................................  28

14.      Miscellaneous.........................................................................................  28

         14.1     Public Announcements.........................................................................  28
         14.2     Severability.................................................................................  28
         14.3     Modification and Waiver......................................................................  28
         14.4     Notices......................................................................................  28
         14.5     Assignment...................................................................................  29
         14.6     Captions.....................................................................................  30
         14.7     Entire Agreement.............................................................................  30
         14.8     No Third-Party Rights........................................................................  30
         14.9     Counterparts.................................................................................  30
         14.10    Governing Law................................................................................  30
         14.11    Arbitration..................................................................................  30
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INDEX OF SCHEDULES AND EXHIBITS

Schedule 2.1.1      Assigned Property
Schedule 2.1.2      Intellectual Property
Schedule 2.1.3      Assigned Contracts
Schedule 2.1.4      Studies and Records
Schedule 2.1.5      Regulatory Approvals
Schedule 2.1.6      Clinical Data
Schedule 2.1.7      Validation Lots
Schedule 2.2        Excluded Assets

Schedule 6.4        Certain Encumbrances
Schedule 6.10       Brokers and Finders

Exhibit 2.6.6       Spray Patent and Spray Patent Application Transfer Documents

Exhibit A           Assignment and Assumption Agreement
Exhibit B           Bill of Sale
Exhibit C           Supply Agreement
Exhibit D           Security Agreements

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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is made as of this 16th day of June, 2003, by and between NASTECH PHARMACEUTICAL COMPANY, INC., a Delaware corporation ("SELLER"), and QUESTCOR PHARMACEUTICALS, INC., a California corporation ("BUYER").

                                    RECITALS

         A. Seller has rights to a manufacturing procedure for the preparation of an intranasally delivered cyanocobalamin formulation marketed under the brand name NASCOBAL(R) and to a patent for the formulation of related products, and is engaged, amonG other businesses, in the development of such products for sale and distribution.

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets relating to such products, for the consideration and on the terms and conditions set forth in this Agreement.

         C. In connection with, and as additional consideration for, the asset sale and purchase described in this Agreement, Seller and Buyer desire to enter into a supply agreement pursuant to which Seller will produce and sell to Buyer all of Buyer's requirements for the Product on the terms and conditions set forth therein.

         NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         Certain terms are defined in the text of this Agreement. In addition, terms that appear in this Agreement with their initial letters capitalized shall have the meanings set forth below unless the context expressly requires otherwise:

         "ACQUIRED ASSETS" shall have the meaning set forth in Section 2.1.

         "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the definition of Affiliate, the term "control" (including the terms "controlling" and "controlled") means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Asset Purchase Agreement, including the Schedules and Exhibits attached hereto and hereby made a part hereof, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

         "ASSIGNED CONTRACTS" shall have the meaning set forth in Section 2.1.3.

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         "ASSIGNED PROPERTY" shall have the meaning set forth in Section 2.1.1.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean that certain Assignment and Assumption Agreement, substantially in the form of Exhibit A attached hereto.

         "BILL OF SALE" shall mean that certain Bill of Sale, substantially in the form of Exhibit B attached hereto.

         "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 11.2.

         "BUYER'S ADVISORS" shall have the meaning set forth in Section 8.1.1.

         "BUYER'S NDA OPTION" shall have the meaning set forth in Section 2.6.2.

         "BUYER'S SPRAY PATENT OPTION" shall have the meaning set forth in
Section 2.6.5.

         "CLAIM" shall mean any civil, criminal or administrative claim, demand, cause of action, suit, proceeding, arbitration, hearing or investigation.

         "CLOSING" shall mean the consummation of the purchase and sale of certain of the Assets contemplated by this Agreement.

         "CLOSING DATE" shall have the meaning set forth in Section 4.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" shall mean information concerning the business, methods, products, strategies, operations, prospects, systems, plans, policies, relationships with customers, suppliers, distributors and other agents, and other sensitive, non-public information of either Buyer or Seller or their respective Affiliates. The term "Confidential Information" shall not include information that (i) becomes generally available to the public other than as a result of a disclosure by the party subject to the obligation of confidentiality with respect to such information (the "RECEIVING PARTY"), or the representatives or Affiliates of such party, in breach of this Agreement, the Confidentiality Agreement or any other confidentiality agreement, or any fiduciary duty or other obligation of secrecy in favor of the other party and/or its Affiliates; (ii) is or becomes available to the Receiving Party on a non-confidential basis from a source other than the other party or its representatives or Affiliates, provided, that the Receiving Party believes that such source is not bound by a confidentiality agreement with, and does not have a fiduciary duty or any other obligation of secrecy to the other party or another Person with respect to such information; (iii) was rightfully in the possession of the Receiving Party or any of its Affiliates prior to receipt from the other party or its representatives or Affiliates, other than through prior disclosure by any of them; or (iv) is discovered or developed by the Receiving Party or any of its Affiliates independently of any use of the other party's Confidential Information.

         "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated as of March 14, 2003, between Seller and Buyer.

         "CONTINGENT PAYMENT" shall have the meaning set forth in Section 3.4.

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         "CORD AGREEMENT" shall mean that certain Wholesale Service Agreement, dated as of October 1, 2002, by and between Seller and Cardinal Distribution.

         "DEFERRED NON-CONTINGENT PAYMENTS" shall have the meaning set forth in
Section 3.3.

         "ENCUMBRANCE" shall mean any lien, mortgage, deed of trust, pledge, security interest, charge, condition, equitable interest, right of first refusal, community property interest, covenant, option, title defect, claim, restriction, variance, exception, or other adverse claim or interest or encumbrance of any kind or nature whatsoever, whether or not perfected, including, without limitation, any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "ENFORCEABILITY EXCEPTION" shall mean, with respect to any agreement, contract or commitment, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Law affecting creditors' rights and remedies generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

         "EXHIBITS" shall mean the Exhibits hereby incorporated into and made a part of this Agreement for all purposes.

         "FDA" shall mean the U.S. Food and Drug Administration, and any successor agency or entity thereto.

         "GEL IND" shall mean the Investigational New Drug Application, No. 25,696, relating to the Product in gel form, and received by the FDA on January 22, 1985.

         "GEL NDA" shall mean the New Drug Application, No. 19-722, relating to the Product in gel form, and approved by the FDA on November 5, 1996.

         "GOVERNMENTAL ENTITY" shall mean a federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, commission, board, bureau, or other authority or instrumentality, domestic or foreign, including, without limitation, any body exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 11.4.

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 11.4.

         "INITIAL PAYMENT" shall have the meaning set forth in Section 3.2.

         "INTELLECTUAL PROPERTY" shall mean: (a) inventions and discoveries, improvements thereto, and patents, patent applications, invention disclosures, and other rights of invention, worldwide, including without limitation any reissues, divisions, continuations and continuations-

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in-part, provisionals, reexamined patents or other applications or patents claiming the benefit of the filing date of any such application or patent; (b) trademarks, service marks, trade names, trade dress, logos, domain names, product names and slogans, including any common law rights, registrations, and applications for registration for any of the foregoing, and the goodwill associated with all of the foregoing, worldwide; (c) copyrightable works, copyrights, website content, and other rights of authorship, and any applications, registrations and renewals in connection therewith, worldwide; (d) trade secrets, Know-How, and any other confidential business and technical information; (e) rights to exclude others from appropriating any of such Intellectual Property, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein; and (f) any other proprietary, intellectual property and other rights relating to any or all of the foregoing anywhere in the world.

         "IRS" shall mean the U.S. Internal Revenue Service.

         "KNOW-HOW" shall mean all material non-patented know-how owned or controlled by Seller as of the date hereof which, in each case, are material to the formulation, manufacture, use, marketing and sale of the Product and all available summaries or references sufficient for identification purposes of same.

         "KNOWLEDGE OF SELLER" shall mean, with respect to a particular fact or other matter, the actual current knowledge after reasonable investigation of the Chief Executive Officer or Chief Financial Officer of Seller.

         "LAW" shall mean any domestic or foreign constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Entity and any decision, decree, injunction, judgment, order, ruling or assessment of any Governmental Entity or any arbitrator.

         "LICENSED ASSETS" shall have the meaning set forth in Section 5.1.

         "LOSSES" shall have the meaning set forth in Section 11.2.

         "MARKS" shall have the meaning set forth in Section 6.6.1.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the Product.

         "NDA" shall mean that certain New Drug Application to be filed by or on behalf of Seller with the FDA for the spray formulation of the Product used in the Phase III bioequivalency study completed and reported upon in December 2002.

         "NDA CLOSING" shall have the meaning set forth in Section 2.6.1.

         "NDC" shall mean a National Drug Code for the Product.

         "ORDER" shall mean any award, decision, injunction, restraining order, judgment, decree, writ, order, regulation, rule, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

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         "PATENTS" shall have the meaning set forth in Section 6.6.1.

         "PERMITTED PURPOSES" shall have the meaning set forth in Section 8.4.

         "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, Governmental Entity and any other legal entity.

         "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Entity or arbitrator.

         "PRODUCT" shall mean any product developed by Seller, existing as of the date hereof, that contains cyanocobalamin as an active ingredient formulated for intranasal delivery.

         "PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

         "SCHEDULES" shall mean the Schedules hereby incorporated into and made a part of this Agreement for all purposes.

         "SECURITY AGREEMENTS" shall have the meaning set forth in Section 2.4.

         "SELLER EMPLOYEE" shall have the meaning set forth in Section 8.6.

         "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 11.3.

         "SPRAY PATENT APPLICATIONS" shall mean (i) U.S. Provisional Patent Application No. 60/451,899, "Cyanocobalamin Low Viscosity Aqueous Formulations for Intranasal Delivery" filed March 4, 2003; (ii) U.S. Provisional Patent Application Docket No 03-02P2, "Cyanocobalamin Low Viscosity Aqueous Formulations for Intranasal Delivery" filed April 4, 2003; (iii) all U.S. applications claiming priority from (i) and/or (ii) (including all continuations, continuations-in-part, reexaminations, reissues and extensions thereof); and (iv) and any additional patent applications with claims covering a spray formulation of the Product.

         "SPRAY PATENT CLOSING" shall have the meaning set forth in Section
2.6.4.

         "SPRAY PATENTS" shall mean any patent claiming priority from any of the Spray Patent Applications.

         "STUDIES AND RECORDS" shall have the meaning set forth in Section
2.1.4.

         "SUPPLY AGREEMENT" shall mean that certain Supply Agreement by and between Buyer and Seller, in the form of Exhibit C attached hereto.

         "TAX" (and, in the plural, "TAXES") shall mean (a) U.S. or foreign federal, state or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever (including, without limitation, any income, net income, gross income, receipts, windfall profit, severance, property, production, sales, use, business and occupation, license, excise, registration, franchise, employment, payroll, withholding, alternative

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or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax), and (b) interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a).

         "TRANSACTION DOCUMENTS" shall mean the Bill of Sale, the Assignment and Assumption Agreement, the Supply Agreement and the Security Agreement.

         "USPTO" shall mean the United States Patent and Trademark Office.

2.       PURCHASE AND SALE OF ASSETS

         2.1      PURCHASE AND SALE

         Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned or delivered to Buyer, and Buyer shall purchase and acquire from Seller, at Closing, all of Seller's right, title and interest in, to and under the following (collectively, the "ACQUIRED ASSETS"):

                  2.1.1    TANGIBLE PERSONAL PROPERTY

         The personal property identified on Schedule 2.1.1 hereof (collectively, the "ASSIGNED PROPERTY").

                  2.1.2    PATENTS AND MARKS

         The Patents and Marks identified on Schedule 2.1.2 hereof.

                  2.1.3    CONTRACT RIGHTS

         The contracts, applications, agreements, licenses, obligations, promises, instruments and other undertakings and arrangements identified on
Schedule 2.1.3 hereof (collectively, the "ASSIGNED CONTRACTS").

                  2.1.4    STUDIES AND RECORDS

         Any marketing studies, promotional materials and other information identified on Schedule 2.1.4 hereof (collectively, the "STUDIES AND RECORDS").

                  2.1.5    REGULATORY APPROVALS

         All regulatory approvals and pending approvals permitting the sale of the Product in the United States and all foreign countries identified on
Schedule 2.1.5 hereof and the right to file for approval in countries where the Product is not approved.

                  2.1.6    CLINICAL DATA

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         All clinical data and technical information identified on Schedule
2.1.6 hereof.

                  2.1.7    VALIDATION LOTS

         All validation lots identified on Schedule 2.1.7 hereof.

         On the Closing Date, Seller shall deliver to Buyer the Bill of Sale and such other deeds, endorsements, assignment and assumption agreements, and other good and sufficient instruments of conveyance and transfer as Buyer may reasonably request, to vest in Buyer all the right, title and interest of Seller in, to and under any or all of the Acquired Assets.

         2.2      EXCLUDED ASSETS

         The assets, properties, rights, contracts, claims or interests related to the Product and listed on Schedule 2.2 hereof (the "EXCLUDED ASSETS") are not being purchased by Buyer under this Agreement and are being retained by Seller.

         2.3      ASSUMED LIABILITIES

                  2.3.1 Upon the terms and subject to the conditions of this Agreement, effective at the time of the Closing, Buyer shall assume and become responsible for all obligations under the Assigned Contracts arising on and after the Closing Date (collectively, the "ASSUMED LIABILITIES").

                  2.3.2 At Closing, Buyer shall deliver its executed Assignment and Assumption Agreement evidencing, among other things, its assumption of the Assumed Liabilities.

         2.4      SECURITY AGREEMENT AND NEGATIVE PLEDGE

         At the Closing, Buyer shall enter into agreements, substantially in the forms of Exhibit D attached hereto, giving Seller a first priority security interest in the Acquired Assets and undertaking not to allow any other security interest or Encumbrance to attach to the Acquired Assets (collectively, the "SECURITY AGREEMENTS").

         2.5      CERTAIN LIABILITIES

         Notwithstanding the foregoing, certain obligations will be divided between Buyer and Seller as follows:

                  2.5.1 Buyer will be responsible for all liability incurred in connection with the use and sale of the Product or the Marks on and after the Closing Date, and Seller will be responsible for all liability, whether known or unknown, incurred in connection with the manufacture, use or sale of the Product or the Marks prior to the Closing Date;

                  2.5.2 Buyer will be liable for any and all customer chargebacks and returns for Products sold with Buyer's NDC, and Seller will be liable for any and all customer chargebacks and returns for Products sold with Seller's NDC;

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                  2.5.3    Buyer will be liable for any and all rebates for all
Medicaid and state rebate programs for all Products sold with Buyer's NDC and paid for by Medicaid or state rebate programs and for which a qualified rebate invoice is issued, and Seller will be liable for any and all rebates for all Medicaid and state rebate programs for all Products sold with Seller's NDC and paid for by Medicaid or state rebate programs and for which a qualified rebate invoice is issued;

                  2.5.4 Buyer will be liable for any and all rebates for all Product sold with Buyer's NDC and paid for by a managed care facility, and Seller will be liable for any and all rebates for all Products sold with Seller's NDC and paid for by a managed care facility; and

                  2.5.5 Buyer shall notify Seller of any demand made by a customer of Buyer for the chargeback, return or rebate for Products sold to such customer by Seller with Seller's NDC, as set forth in Sections 2.5.2 through
2.5.4. Seller shall exercise its commercially reasonable efforts to resolve the customer's claim for chargeback, return or rebate of the Products. Upon the expiration of ninety (90) days from the date upon which Buyer shall have notified Seller of the customer's demand, and to the extent that Seller shall have been unable to reach agreement with the customer on the resolution of such claim, Buyer may allow any reasonable chargeback, return or rebate or may reprocess the Products, and the reasonable out-of-pocket costs thereof shall be borne by Seller. Such amounts shall be applied by Buyer to the following Deferred Non-Contingent Payment or Contingent Payment.

         2.6 DEFERRED TRANSFER AND ASSIGNMENT OF CERTAIN INTELLECTUAL PROPERTY RIGHTS

                  2.6.1 Subject to the terms and conditions of this Agreement, upon FDA approval of the NDA, Seller shall sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned or delivered to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the NDA and all subsequent FDA submissions by or on behalf of Seller with respect to the Product in spray form (the "NDA CLOSING"). The NDA Closing shall be held at 10:00 a.m., New York time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York as soon as practicable following FDA approval of the NDA, but in no event later than ten (10) days following the date of such approval, unless another place, date and time is mutually agreed upon by Buyer and Seller. At the NDA Closing: (i) Buyer shall pay to Seller the Contingent Payment due Seller in accordance with Section 3.4, and (ii) provided that Buyer shall have made to Seller each Deferred Non-Contingent Payment due Seller through such time in accordance with Section 3.3, Seller shall provide to Buyer the original or a copy (as mutually agreed to by Buyer and Seller) of the NDA together with a receipt that notice of such transfer has been delivered to the FDA.

                  2.6.2 Subject to the terms and conditions of this Agreement, if Seller abandons its pursuit of the NDA prior to such time as FDA approval of the NDA has been obtained, then Buyer may, at Buyer's option, exercised in writing (the "BUYER'S NDA OPTION"), request that Seller transfer, assign and deliver to Buyer all of Seller's right, title and interest in, to and under the NDA and all subsequent FDA submissions by or on behalf of Seller with respect to the Product in spray form. No later than ten (10) days following receipt by Seller of Buyer's NDA Option, provided that Buyer shall have made to Seller each Deferred Non-Contingent Payment due Seller in accordance with
Section 3.3, Seller shall transfer, assign and deliver, or cause to be

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transferred, assigned or delivered to Buyer, and Buyer shall acquire from
Seller, at no cost to Buyer, all of Seller's right, title and interest in, to and under the NDA and all subsequent FDA submissions by or on behalf of Seller with respect to the Product in spray form.

                  2.6.3 Notwithstanding Section 2.6.1 and 2.6.2 above, Seller shall retain a perpetual, royalty-free, non-exclusive license to incorporate, disclose and otherwise use and have used all information relating to the NDA and all subsequent FDA submissions by or on behalf of Seller with respect to the Product in spray form, including but not limited to information collected or developed under the NDA and all subsequent FDA submissions by or on behalf of Seller with respect to the Product in spray form, to prepare, supplement and prosecute the Spray Patent Applications and to perform in full Seller's obligations under the Supply Agreement.

                  2.6.4 Subject to the terms and conditions of this Agreement, upon issuance by the USPTO of any patent claiming priority from any of the Spray Patent Applications with any independent claim covering any formulation which treats any indication in the approved NDA, Seller shall sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned or delivered to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the Spray Patents and the Spray Patent Applications (the "SPRAY PATENT CLOSING"). The Spray Patent Closing shall be held at 10:00 a.m., New York time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York as soon as practicable following issuance by the USPTO of any patent claiming priority from any of the Spray Patent Applications with any independent claim covering any formulation which treats any indication in the approved NDA, but in no event later than ten (10) days following the date of such issuance, unless another place, date and time is mutually agreed upon by Buyer and Seller. At the Spray Patent Closing: (i) Buyer shall pay to Seller the Contingent Payment due Seller in accordance with Section 3.4, and (ii) provided that Buyer shall have made to Seller each Deferred Non-Contingent Payment due Seller through such time in accordance with Section 3.3, Seller shall deliver to Buyer, at no cost to Buyer, such assignment and assumption documents as are reasonably requested by Buyer in order to transfer to Buyer from Seller the Spray Patents and the Spray Patent Applications.

                  2.6.5 Subject to the terms and conditions of this Agreement, if Seller abandons its prosecution of the last of the Spray Patent Applications prior to the issuance by the USPTO of any patent claiming priority from any of the Spray Patent Applications with any independent claim covering any formulation which treats any indication in the approved NDA, then Buyer may, at Buyer's option, exercised in writing (the "BUYER'S SPRAY PATENT OPTION"), request that Seller transfer, assign and deliver to Buyer all of Seller's right, title and interest in, to and under the Spray Patents and the Spray Patent Applications. No later than ten (10) days following receipt by Seller of Buyer's Spray Patent Option, provided that Buyer shall have made to Seller each Deferred Non-Contingent Payment and Contingent Payment due Seller in accordance with Sections 3.3 and 3.4, respectively, Seller shall transfer, assign and deliver, or cause to be transferred, assigned or delivered to Buyer, and Buyer shall acquire from Seller, at no cost to Buyer, all of Seller's right, title and interest in, to and under the Spray Patents and the Spray Patent Applications.

                  2.6.6 To effect the transfer of (i) the NDA from Seller to Buyer pursuant to Section 2.6.1 or 2.6.2 above or (ii) the Spray Patents and the Spray Patent Applications from

Seller to Buyer pursuant to Section 2.6.4 or 2.6.5 above, Seller shall deliver to Buyer a bill of sale and such other deeds, endorsements, assignment and assumption agreements, and other good and sufficient instruments of conveyance and transfer as Buyer may reasonably request, to vest in Buyer all the right, title and interest of Seller in, to and under the property being transferred. Without limiting the generality of the foregoing, (x) simultaneously with the transfer of the NDA from Seller to Buyer pursuant to Section 2.6.1 or 2.6.2 above, Buyer and Seller shall promptly file with the FDA and all relevant Governmental Entities all information required in order to transfer to Buyer the NDA and all subsequent FDA submissions by or on behalf of Seller with respect to the Product in spray form; Seller shall file the information required of a former owner, and Buyer shall file the information required of a new owner, in each case at Buyer's expense; and (y) simultaneously with the transfer of the Spray Patents and the Spray Patent Applications from Seller to Buyer pursuant to
Section 2.6.4 or 2.6.5 above, Buyer and Seller shall promptly file with the USPTO and all relevant Governmental Entities all information required in order to transfer to Buyer the Spray Patents and the Spray Patent Applications, in substantially the form set forth on Exhibit 2.6.6 attached hereto.

3.       PURCHASE PRICE

         3.1      CONSIDERATION

         The aggregate consideration for the Assets (the "PURCHASE PRICE") shall be: (a) cash in the amount of up to Eighteen Million One Hundred Eighty-Three Thousand Three Hundred and Thirty-Three Dollars ($18,183,333), plus (b) Buyer's assumption of the Assumed Liabilities.

         3.2      INITIAL PAYMENT

         Buyer shall pay Seller an initial payment toward the Purchase Price in the amount of Nine Million Dollars ($9,000,000) (the "INITIAL PAYMENT") at Closing by wire transfer of immediately available funds to an account designated by Seller. The Initial Payment shall be non-refundable and shall not be credited against any fee or other amount required to be paid by Seller.

         3.3      DEFERRED NON-CONTINGENT PAYMENTS

         In addition to the Initial Payment, Buyer shall make to Seller additional payments (the "DEFERRED NON-CONTINGENT PAYMENTS") as follows:

Date                                                 Amount of Payment:
----                                                 -----------------
On or before September 30, 2003                         $3,000,000

On or before December 31, 2003                          $2,183,333

         Buyer shall pay Seller each Deferred Non-Contingent Payment by wire transfer of immediately available funds to an account designated by Seller.

         3.4      CONTINGENT PAYMENTS

         Subject to the terms of this Agreement, Buyer shall make to Seller payments (each, a "CONTINGENT PAYMENT") within ten (10) days after the occurrence of each of the events listed below, in the amount provided.

Contingent Trigger Event                            Amount of Payment
------------------------                            -----------------
FDA approval of the NDA                                 $2,000,000

Upon the occurrence of both (i) FDA                     $2,000,000
approval of the NDA and (ii) issuance
by the USPTO of any patent claiming
priority from any of the Spray Patent
Applications with any independent
claim covering any formulation which
treats any indication in the approved
NDA

         Buyer shall pay Seller each Contingent Payment by wire transfer of immediately available funds to an account designated by Seller.

4.       CLOSING

         Subject to the conditions set forth in this Agreement, the Closing shall be held at 10:00 a.m., New York time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York on the third business days after the parties' satisfaction or waiver of the conditions set forth in Sections 9 and 10 (or the waiver thereof by the applicable party), unless another place, date and time is mutually agreed upon by Buyer and Seller (the "CLOSING DATE").

5.       GRANT OF LICENSES; RETAINED RIGHTS

         5.1      GRANT OF LICENSE TO KNOW-HOW

         Subject to Seller's reservation of rights as set forth in Section 5.2, effective as of the Closing, Seller hereby grants to Buyer a personal, fully-paid up, royalty-free, nontransferable, worldwide, non-exclusive license under the Know-How to make, have made, use, promote, market, sell, offer for sale, import and distribute the Product (except as to the promotion, marketing, sale, offer for sale, importation and distribution of the Product in Israel) (collectively, the "LICENSED ASSETS"). Seller shall not license the Know-How to any Persons to research, develop, manufacture, sell, market, distribute or license any product that contains cyanocobalamin as an active ingredient formulated for intranasal delivery. Notwithstanding the foregoing, Seller shall have and retain the right to use the Know-How: (i) to prepare, supplement, and prosecute the Spray Patent Applications and the NDA; (ii) to perform in full Seller's obligations under the Supply Agreement; or (iii) for any other internal purpose. Should any licensee of Seller, through no fault of Seller, attempt to use the Know-How of Seller to research, develop, manufacture, sell, market, distribute or license any product that contains cyanocobalamin formulated for intranasal delivery, Seller shall use its commercially reasonable efforts to assist and cooperate with Buyer in any efforts Buyer may elect to undertake to prevent or halt such use of Know-How by Seller's licensee.

         5.2      RESERVATION OF RIGHTS; CROSS-LICENSE

                  5.2.1 Effective as of the Closing, Seller shall have and retain at all times during the term of the Supply Agreement all rights and licenses under the Patents, Marks, Gel NDA and Gel IND and other proprietary rights and licenses of Buyer (by Buyer's grant of an exclusive license, with the right to grant sublicenses, hereby made), in each case necessary to make, have made and supply the Product to or on behalf of Buyer and to otherwise fulfill Seller's obligations under this Agreement, the Supply Agreement or any other agreement with Seller.

                  5.2.2 Effective as of the Closing, Seller shall have and retain all rights and licenses under the Gel NDA and the Gel IND and other proprietary rights and licenses of Buyer (by Buyer's grant of an exclusive license, with the right to grant sublicenses, hereby made), in each case necessary to pursue the NDA and to prosecute the Spray Patent Applications, until the later to occur of (i) FDA approval of the NDA or Seller's abandonment of its pursuit of the NDA; and (ii) issuance by the USPTO of any patent claiming priority from any of the Spray Patent Applications with any independent claim covering any formulation which treats any indication in the approved NDA or Seller's abandonment of its prosecution of the Spray Patent Applications.

                  5.2.3 The parties agree that Seller shall retain all rights to (including the exclusive rights to, and to license third parties to) research, develop, make, have made, use, sell, offer for sale and import products, processes and services using or containing cyanocobalamin as an inactive or inert ingredient (including as a carrier).

         5.3      OWNERSHIP AND RESERVATION OF RIGHTS

         This Agreement does not grant to Buyer any right, title or interest with respect to the Licensed Assets, Intellectual Property or Product, or any right, title or interest with respect to any other products, services, uses or other tangible or intangible matter whatsoever, other than those which are expressly provided herein. Seller hereby reserves all rights and licenses not specifically, expressly and exclusively granted to Buyer by the terms of this Agreement.

6.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         6.1      ORGANIZATION AND AUTHORITY

         Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Seller has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as presently conducted and to perform its obligations under all Assigned Contracts. Seller is duly qualified to do business as a corporation and is in good standing under the laws of each state or other jurisdiction, in which either the ownership or use of the Acquired Assets by Seller, or the nature of the activities conducted by Seller, requires such qualification, except for those states where the failure to so qualify would not have a material adverse effect.

         6.2      AUTHORIZATION; ENFORCEABILITY; NO CONFLICT

                  6.2.1 Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby by Seller have been duly and validly authorized by all necessary corporate action on the part of Seller, and no other corporate action on the part of Seller is necessary to authorize the execution and delivery of this Agreement or the Transaction Documents to which Seller is a party or to consummate the transactions contemplated hereby or thereby by Seller.

                  6.2.2 This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as enforcement may be limited by the Enforceability Exception. Upon execution and delivery by Seller of the Transaction Documents to which it is a party, such Transaction Documents will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms except as enforcement may be limited by the Enforceability Exception.

                  6.2.3 Neither the execution or the delivery of this Agreement or the Transaction Documents to which Seller is a party, nor the consummation or performance of any of the transactions contemplated hereby or thereby by Seller will, directly or indirectly (with or without notice or lapse of time):

                           (a)      contravene, conflict with, or result in a
violation of any provision of the Certificate of Incorporation or the By-laws of Seller; or

                           (b)      contravene or conflict with, or result in a
violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or the Transaction Documents or to exercise any remedy or obtain any relief under, any Order to which Seller, or any of the Acquired Assets, may be subject.

         6.3      CONSENTS

         No notices, reports or other filings are required to be made by Seller with, nor are any consents, approvals or authorizations required to be obtained by Seller from, any Governmental Entity or any other Person in connection with the execution, delivery and performance by Seller of this Agreement or the Transaction Documents to which Seller is a party, or the consummation by Seller of the transactions contemplated hereby or thereby, except where the failure to obtain any such consent, approval or authorization or to make any such notice, report or filing would not have a Material Adverse Effect.

         6.4      TITLE TO ASSETS

         Except as set forth on Schedule 6.4 hereto, Seller has marketable title to all of the Acquired Assets free and clear of all Encumbrances except for liens for Taxes not yet due. Except for the Excluded Assets, the Acquired Assets constitute all of the assets, properties, rights, contracts, claims and interests related to the Product.

         6.5      ASSIGNED CONTRACTS

                  6.5.1 Each Assigned Contract is in full force and effect as to Seller, and to the Knowledge of Seller, each other party thereto, and constitutes a valid and binding agreement of Seller, and to the Knowledge of Seller, each other party thereto, enforceable in accordance with its terms, subject to the Enforceability Exception.

                  6.5.2 Seller is in compliance with all applicable terms and requirements of each Assigned Contract under which Seller has any obligation or liability or by which Seller or any of the Acquired Assets is bound, except where non-compliance would not have a Material Adverse Effect.

                  6.5.3 Seller has not received written notice, and to the Knowledge of Seller, any other notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assigned Contract, except where such violation, breach or default would not have a Material Adverse Effect.

                  6.5.4 Each Assigned Contract is assignable by Seller to Buyer without the consent of any third party.

         6.6      INTELLECTUAL PROPERTY

                  6.6.1 Schedule 2.1.2 contains an accurate and complete list of (i) all domestic and foreign patents, pending patent applications and patent applications in process but not yet filed, owned by or licensed to Seller as of the date hereof which cover the Product in gel form, including, but not limited to, the formulation, manufacture, use, marketing and sale of the Product in gel form (the "PATENTS"); and (ii) all domestic and foreign registered trademarks and service marks and pending applications therefor owned by Seller as of the date hereof which incorporate the formative "NASCOBAL" (together with the goodwill of that part of Seller's business associated with and symbolized by such marks, the "MARKS"). Notwithstanding the foregoing, Marks shall not include any marks incorporating Seller's house marks or corporate marks.

                  6.6.2 Seller owns all right, title and interest in and to, or has the right to use, the Intellectual Property used by it as of the date hereof in the formulation, manufacture and use of the Product in gel form according to Seller's practices in accordance with the approved NDA, and there are no Encumbrances or restrictions on the transfer of any interest held by Seller in such Intellectual Property, except for liens for Taxes not yet due.

                  6.6.3 To the Knowledge of Seller, Seller has not infringed, misappropriated or violated any Intellectual Property rights of any third party in respect of Seller's formulation, manufacture or use of the Product in gel form. Seller has never received in writing, or, to the Knowledge of Seller, in any other manner, any charge, complaint, claim, demand, or notice alleging that it has infringed, misappropriated, or violated any Intellectual Property rights of any third party in respect of Seller's formulation, manufacture or use of the Product in gel form.

                  6.6.4 To the Knowledge of Seller, no third party has infringed, misappropriated or violated any Intellectual Property rights of Seller in respect of Seller's formulation, manufacture or use of the Product in gel form.

                  6.6.5 To the Knowledge of Seller, no third party has asserted or made any claim contesting or, otherwise challenged, (a) Seller's ownership of any of the Intellectual Property in respect of Seller's formulation, manufacture or use of the Product in gel form or (b) the validity or enforceability of any of such Intellectual Property.

                  6.6.6 Seller has taken commercially reasonable measures to protect the secrecy, confidentiality and value of the trade secrets and Know-How in respect of Seller's formulation, manufacture or use of the Product in gel form.

                  6.6.7 No approval or consent of any third party is needed so that the interest of Buyer in the Intellectual Property assigned hereunder shall continue to be in full force and effect following the transactions contemplated by this Agreement.

         6.7      NO VIOLATIONS; ORDERS

                  6.7.1 Seller is not in violation of, nor has Seller violated any Order entered by any Governmental Entity which violation, after the Closing, could materially and adversely affect Buyer's right, title and interest to the Acquired Assets.

                  6.7.2 Seller is not subject to any Order that relates to the Product or any of the Acquired Assets and, to the Knowledge of Seller, no officer, manager, member, agent, or employee of Seller is subject to any Order that materially prohibits such officer, manager, member, agent, or employee from engaging in or continuing any conduct, activity or practice relating to the Product.

         6.8      LEGAL PROCEEDINGS

         There is no pending Proceeding (i) that has been commenced by or against Seller or that otherwise relates to or may affect the Product, or any of the Acquired Assets, or (ii) that challenges, or may have the effect of preventing, materially delaying, making illegal, or otherwise materially interfering with, any of the transactions contemplated by this Agreement or the Transaction Documents. To the Knowledge of Seller: (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

         6.9      COMPLIANCE WITH LAW

         All required filings with Governmental Entities relating to the Product are current and complete in all material respects and are in compliance with the Law.

         6.10     BROKERS OR FINDERS

         Except as set forth on Schedule 6.10 hereto, neither Seller nor any Person acting on behalf of Seller has directly or indirectly incurred, nor will incur as a result of any action taken by or on behalf of Seller, any liability for brokerage or finders' fees or agents' commissions or any similar fees, charges or payments in connection with this Agreement or the Transaction Documents, or any transaction contemplated hereby or thereby. Seller shall pay all fees and expenses due to any broker or finder identified on Schedule 6.10.

         6.11     SHELF LIFE OF ASSIGNED PROPERTY

         The Product in gel form included in the Assigned Property has a shelf life expiration date on or after February 15, 2005.

         6.12     NO OTHER AGREEMENTS TO SELL THE ASSETS

         Neither Seller nor its Affiliates has any commitment or legal obligation, absolute or contingent, to any other Person or firm other than Buyer to sell, assign, transfer or effect a sale of the Acquired Assets (other than inventory in the ordinary course of business) or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

7.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         7.1      ORGANIZATION AND AUTHORITY

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as presently conducted. Buyer is duly qualified to do business as a corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by Buyer requires such qualification, except for those states where the failure to so qualify would not have a material adverse effect.

         7.2      AUTHORIZATION; ENFORCEABILITY; NO CONFLICT

                  7.2.1 Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer, and no other corporate action on the part of Buyer is necessary to authorize the execution and delivery of this Agreement or the Transaction Documents to which Buyer is a party or to consummate the transactions contemplated hereby or thereby by Buyer.

                  7.2.2 This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as enforcement may be limited by the Enforceability Exception. Upon execution and delivery by Buyer of the Transaction Documents to which it is a party, such Transaction Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms except as enforcement may be limited by the Enforceability Exception.

                  7.2.3 Neither the execution and delivery of this Agreement or the Transaction Documents to which it is a party, nor the consummation or performance of any of the transactions contemplated hereby and thereby by Buyer, will directly or indirectly (with or without notice or lapse of time):

                           (a)      contravene, conflict with, or result in a
violation of any provisions of the articles of incorporation or the bylaws of Buyer;

                           (b)      contravene or conflict with, or result in a
violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or the Transaction Documents or to exercise any remedy or obtain any relief under, any Order to which Buyer may be subject; or

                           (c)      contravene, conflict with, or result in a
violation of or breach of, any provisions of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any contract, agreement, lease, note or other restriction, encumbrance, obligation or liability to which Buyer is a party or by which Buyer is bound or to which any assets of Buyer are subject.

         7.3      CONSENTS

         No notices, reports or other filings are required to be made by Buyer with, nor are any consents, approvals or authorizations required to be obtained by Buyer from, any Governmental Entity or any other Person in connection with the execution, delivery and performance by Buyer of this Agreement or the Transaction Documents to which Buyer is a party, or the consummation by Buyer of the transactions contemplated hereby or thereby, except where the failure to obtain any such consent, approval or authorization or to make any such notice, report or filing would not have a material adverse effect.

         7.4      LEGAL PROCEEDINGS

         There is no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement or the Transaction Documents.

         7.5      BROKERS OR FINDERS

         Neither Buyer nor any Person acting on behalf of Buyer has directly or indirectly incurred, or will incur as a result of any action taken by or on behalf of Buyer, any liability for brokerage or finders' fees or agents' commissions or any similar fees, charges or payments in connection with this Agreement or the other Transaction Documents, or any transaction contemplated hereby or thereby.

8.       COVENANTS

         8.1      ACCESS

         During the period commencing on the date of this Agreement and ending on the earlier of the Closing Date or the termination of this Agreement pursuant to Section 13 hereof, and after advance notice from Buyer, Seller shall (i) give Buyer and its accounting, legal, business, environmental, engineering, intellectual property and other representatives and advisors (collectively, "BUYER'S ADVISORS") reasonable supervised access, during normal business hours, to the offices, properties, books and records of Seller related to the Product and (ii) make available Seller's employees and advisors, including, without limitation, officers and management personnel, and cause Seller's employees and advisors to furnish Buyer and Buyer's Advisors with data and other information related to the Product as may be reasonably requested by Buyer and Buyer's Advisors, and to discuss the Product with Buyer and Buyer's Advisors, provided that any contact between Buyer and Buyer's Advisors and Seller's employees shall take place only after specific advance written notice to Seller and shall include, to the extent deemed appropriate by Seller, participation by Seller's management and its representatives.

         8.2      CONDUCT OF BUSINESS

         Except for actions taken with the prior written consent of Buyer, from the date of this Agreement until the Closing Date or the termination of this Agreement pursuant to Section 13 hereof, Seller shall use the Acquired Assets and conduct the business of the Product in the ordinary course of business consistent with past practice.

         8.3      COMMERCIALLY REASONABLE EFFORTS

         Upon the terms and subject to the conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Transaction Documents.

         8.4      CONFIDENTIALITY

                  8.4.1 Each party acknowledges that Confidential Information of the other party and/or its Affiliates from time to time may be furnished to the other party and/or its Affiliates in connection with the exercise by the parties of their respective rights and the fulfillment of their respective obligations under this Agreement. Each party acknowledges that its access to the Confidential Information of the other party is being granted solely for the purpose of exercising its rights and performing its obligations under this Agreement or the Supply Agreement (the "PERMITTED PURPOSES") and for no other purposes. Notwithstanding the foregoing, either party may disclose the Confidential Information of the other party upon reasonable prior written notice to the other party to the extent required by law, regulation, judicial or administrative process, including any reporting requirements of the Securities and Exchange Commission.

                  8.4.2 Each party agrees that its use of the Confidential Information of the other party will be solely for the Permitted Purposes and that such information will be kept confidential and disclosed to no other Person, except that the Confidential Information may be disclosed to such representatives and Affiliates of the first party who need to know such information in furtherance of effecting the Permitted Purposes, who have been informed of the confidential nature of such information and who have been directed, and who shall have agreed, to treat such information confidentially and to use such information only for the Permitted Purposes.

                  8.4.3 Each party shall be entitled to obtain, without posting any bond and without proof of actual damages, a restraining order, injunction, specific performance or other form of equitable or extraordinary relief for breach of the provisions of this Section 8.4 by the other party, in addition to all other remedies available at law or in equity. The parties further agree that no failure or delay by a party in exercising any right, power or privilege under this Section 8.4.3 will operate as a waiver thereof, nor will any single or partial exercise preclude any other or further exercise of any right, power or privilege.

                  8.4.4 The parties hereby agree that as of the date hereof, the Confidentiality Agreement shall be superceded in its entirety by the provisions of this Section 8.4 and shall be of no further force or effect; provided, that, any information that was provided by one party to the other party during the term of the Confidentiality Agreement and was "Confidential Information" (as defined therein) for purposes thereof shall (subject to the second sentence of the definition of "Confidential Information" in this Agreement) be deemed to be "Confidential Information" hereunder and subject to the provisions of this Section 8.4.

                  8.4.5 The provisions of this Section 8.4 shall survive any termination or expiration of this Agreement, in whole or in part.

         8.5      NON-COMPETITION

         Seller recognizes that the covenants of Seller contained in this
Section 8.5 are part of the bargained-for consideration associated with the transactions contemplated by this Agreement. On and after the Closing Date, Seller shall not manufacture or sell, or license any other Person to manufacture or sell, the Product or any other product developed by Seller that contains cyanocobalamin as an active ingredient formulated for intranasal delivery. In no event shall the foregoing sentence prohibit (i) any acquisition or subsequent operation (A) by Seller of another Person whose business is engaged in the manufacture or sale of the Product; or (B) of Seller by another Person whose business is engaged in the manufacture or sale of the Product; (ii) any activity that Seller is required to or may engage in pursuant to this Agreement or any other Transaction Document; or (iii) Seller, from the manufacture, sale or license to any other Person to manufacture or sell, a product that contains cyanocobalamin as an inactive or inert ingredient (including as a carrier).

         8.6      NON-SOLICITATION

         During the period commencing on the date hereof and continuing for twelve (12) months thereafter without the prior written consent of Seller, Buyer shall not, and shall cause its

Affiliates not to, directly or indirectly, attempt or endeavor to solicit or entice away any former, current or future director, officer, partner, principal, employee, agent, representative or consultant of Seller or its Affiliates (a "SELLER EMPLOYEE"), without the prior written consent of Seller, nor shall Buyer, directly or indirectly, employ or aid or assist in or procure the employment by any other Person of any Seller Employee during such period, without the prior written consent of Seller. This Section 8.6 shall not prohibit recruiting or general solicitations through the media that is not directed specifically at the Seller Employees.

         8.7      PATENT AND TRADEMARK ENFORCEMENT AND PROSECUTION

                  8.7.1 On and after the Closing Date, Seller shall continue to have the sole right and responsibility to prosecute the Spray Patent Applications. Seller shall use commercially reasonable efforts to prosecute the Spray Patent Applications at Seller's sole expense. Seller may abandon efforts to prosecute the Spray Patent Applications if Seller reasonably determines that such efforts are no longer commercially useful or cost effective.

                  8.7.2 Seller shall promptly provide Buyer with copies of all correspondence with the USPTO concerning prosecution of the Spray Patent Applications and otherwise inform Buyer of any developments relating to such prosecution efforts. Seller will promptly respond to Buyer's reasonable requests for information regarding such prosecution efforts.

                  8.7.3 Buyer and Seller shall each promptly notify the other in writing of any alleged or threatened infringement of any third-party rights that appears likely to adversely affect the development or commercialization of the Product, or if either party, or any of its Affiliates, is individually named as a defendant in a Proceeding by a third party for infringement because of the manufacture, use, marketing, importation, offer to sell, or sale of a Product. In the event such action or proceeding is brought against Buyer or Seller or their respective Affiliates, the party so sued may elect to defend such suit provided that it does so at its own expense (subject to such indemnification as may be available under Section 11.2 or 11.3 hereof), and shall fully consult with the other party in respect of such defense. If such party shall decline to defend such action or proceeding, it shall promptly notify the other party of this decision. The other party shall, in any event, have the right, but not the obligation, to join or intervene in the defense of such action or proceeding at its own expense.

                  8.7.4 Each party shall promptly notify the other in writing of any alleged third party infringement of or challenge (including any claim of invalidity or interference, opposition or similar proceeding) with respect to any rights relating to the Spray Patent Applications, the Spray Patents or the Marks.

         8.8      NDA PROSECUTION

         On and after the Closing Date, Seller shall use its commercially reasonable efforts to secure FDA approval of the NDA at Seller's sole expense. Prior to securing FDA approval of the NDA, Seller shall promptly (i) provide Buyer with copies of all correspondence concerning the NDA and otherwise inform Buyer of any developments relating to such efforts, including reporting any adverse events and complaints by physicians relating to the Product in spray form, and (ii) respond to Buyer's reasonable requests for information regarding such prosecution efforts. Seller may abandon such efforts to pursue the NDA if Seller reasonably determines that such efforts are no longer commercially useful or cost effective.

         8.9      GEL NDA MAINTENANCE

         On and after the Closing Date, Buyer shall timely comply with all FDA regulations concerning the Gel NDA at Buyer's sole expense. Prior to FDA approval of the NDA (or Seller's earlier abandonment of its pursuit of the NDA), Buyer shall promptly provide Seller with copies of all correspondence concerning the Gel NDA and the Gel IND and otherwise inform Seller of any developments relating to such efforts, including reporting any adverse events and complaints by physicians relating to the Product in gel form. Subsequent to FDA approval of the NDA and Seller's transfer of the approved NDA to Buyer pursuant to Section 2.6.1, Buyer will continue to make available to Seller information that Seller may reasonably request in connection with its prosecution of the Spray Patent Applications, unless such prosecution has been abandoned or transferred to Buyer pursuant to Section 2.6.2.

         8.10     PRODUCT MAINTENANCE

         On and after the Closing Date, except as otherwise provided herein, Buyer shall be solely responsible for handling all adverse events reporting, recalls, customer complaints, field alerts and all other maintenance relating to, or concerning, the Product or the Assigned Property.

         8.11     PRODUCT MODIFICATION

         Seller shall not make any material modifications to the Product or the manufacturing process for the Product without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

         8.12     CUSTOMER INFORMATION

         On and after the Closing Date, Seller shall provide Buyer with (i) copies of relevant customer lists, customer sales data and copies of customer sales contracts to the extent the same are related to the Product in a manner intended to preserve continuity in the marketplace for the Product; and (ii) lists of patient special interest groups by whom use of the Product would be appropriate or necessary.

         8.13     TERMINATION OF CORD AGREEMENT


         At or prior to the Closing, Seller shall terminate the Cord Agreement, except as Buyer and Seller shall have otherwise agreed in writing.

         8.14     NATIONAL DRUG CODE

         Unless otherwise agreed to in writing by Buyer and Seller, no later than five (5) days following Closing, Buyer shall assign and publish a new NDC for the Product currently marketed by Seller under the Gel NDA that uniquely identifies the Product as a product of Buyer directly associated with the FDA's unique assigned labeler code of Buyer.

         8.15     MAINTENANCE OF CROSS-LICENSES

         On and after the Closing Date, Buyer shall ensure that Seller retain all rights and licenses retained by Seller (i) under Section 5.2.1 hereof until the expiration or earlier termination of the Supply Agreement and (ii) under
Section 5.2.2 hereof until the later to occur of (A) FDA approval of the NDA (or Seller's earlier abandonment of its pursuit of the NDA) and (B) the issuance by the USPTO of any patent claiming priority from any of the Spray Patent Applications with any independent claim covering any formulation which treats any indication in the approved NDA (or Seller's earlier abandonment of its prosecution of the Spray Patent Applications).

         8.16     FURTHER ASSURANCES

         Upon the terms and subject to the conditions of this Agreement, after the Closing, each party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to give full effect to the transactions contemplated by this Agreement and the Transaction Documents.

9.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Buyer's obligations to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of all of the following conditions, each of which is for the sole benefit of Buyer and may be waived only in writing by Buyer:

         9.1      NO CLAIM, ORDER OR PROCEEDING

         As of the Closing Date, there shall not be any Claim, Order or Proceeding threatened, pending or made that questions or challenges the lawfulness of the transactions contemplated by this Agreement or the Transaction Documents under any Law or seeks to delay, restrain or prevent such transactions.

         9.2      REPRESENTATIONS, WARRANTIES AND COVENANTS

                  9.2.1 The representations and warranties made by Seller in this Agreement shall be accurate and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly speaks of a particular date, in which case it shall be true and correct as of such date.

                  9.2.2 Seller shall have performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed and complied with by Seller on or prior to the Closing Date.

         9.3      SECRETARY'S CERTIFICATE

         Buyer shall have received a certificate, in form and substance reasonably satisfactory to Buyer, signed by the Secretary of Seller, dated the Closing Date, certifying as to the following:

(i) the Certificate of Incorporation of Seller as in effect on the date thereof;
(ii) the By-Laws of Seller as in effect on the date thereof; (iii) the resolutions (or written consent) of Seller's board of directors authorizing and approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and (iv) the signatures and incumbency of the Persons signing this Agreement and the Transaction Documents on behalf of Seller.

         9.4      BILL OF SALE

         Buyer shall have received the Bill of Sale duly executed and delivered by Seller.

         9.5      ASSIGNMENT AND ASSUMPTION AGREEMENT

         Buyer shall have received the Assignment and Assumption Agreement duly executed and delivered by Seller.

         9.6      SUPPLY AGREEMENT

         Buyer shall have received the Supply Agreement duly executed and delivered by Seller.

         9.7      TAXES

         All Taxes and other assessments applicable to the Acquired Assets that are due and owing as of the Closing Date shall have been paid, except for Taxes and assessments to be apportioned between the parties as of the Closing pursuant to Section 12.3 or paid pursuant to Section 12.1.

         9.8      LISTING AND ACCOUNT OF ASSIGNED PROPERTY

         Buyer shall have received from Seller an exact listing and account of the Assigned Property transferred by Seller to Buyer under this Agreement.

         9.9      OTHER DOCUMENTS

         Buyer shall have received all other instruments, documents and certificates as may be reasonably requested by Buyer, each in form and substance reasonably satisfactory to Buyer, that are necessary for the consummation at the Closing of the transactions contemplated by the Transaction Documents.

10.      CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         Seller's obligations to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of all of the following conditions, each of which is for the sole benefit of Seller and may be waived only in writing by Seller:

         10.1     NO CLAIM, ORDER OR PROCEEDING

         As of the Closing Date, there shall not be any Claim, Order or Proceeding threatened, pending or made that questions or challenges the lawfulness of the transactions contemplated by this Agreement or the Transaction Documents under any Law or seeks to delay, restrain or prevent such transactions.

         10.2     REPRESENTATIONS, WARRANTIES AND COVENANTS

                  10.2.1 The representations and warranties made by Buyer in this Agreement shall be accurate and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly speaks of a particular date, in which case it shall be true and correct as of such date.

                  10.2.2 Buyer shall have performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed and complied with by Buyer on or prior to the Closing Date.

         10.3     SECRETARY'S CERTIFICATE

         Seller shall have received a certificate, in form and substance reasonably satisfactory to Seller, signed by the Secretary or Assistant Secretary of Buyer, dated the Closing Date, certifying as to the following: (i) the articles of incorporation of Buyer as in effect on the date thereof; (ii) the by-laws of Buyer as in effect on the date thereof; (iii) the resolutions (or written consent) of Buyer's board of directors authorizing and approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and (iv) the signatures and incumbency of the Persons signing this Agreement and the Transaction Documents on behalf of Buyer.

         10.4     ASSIGNMENT AND ASSUMPTION AGREEMENT

         Seller shall have received the Assignment and Assumption Agreement duly executed and delivered by Buyer.

         10.5     SECURITY AGREEMENTS

         Seller shall have received the Security Agreements duly executed and delivered by Buyer.

         10.6     SUPPLY AGREEMENT

         Seller shall have received the Supply Agreement duly executed and delivered by Buyer.

         10.7     OTHER DOCUMENTS

         Seller shall have received all other instruments, documents and certificates as may be reasonably requested by Seller, each in form and substance reasonably satisfactory to Seller, that are necessary for the consummation at the Closing of the transactions contemplated by the Transaction Documents.

11.      SURVIVAL; INDEMNIFICATION

         11.1     SURVIVAL

         The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing for a period of eighteen (18) months; provided, that, (i) the representations and warranties in Sections 6.2.2, 6.4, 6.6 and 7.2.2 and the agreements in Section 2, Section 3, this Section 11 and Section 12 shall survive the Closing indefinitely; and (ii) each of the covenants and agreements in Section 8 shall survive for the period of time stated in such covenant or agreement or, if no such period is specified, indefinitely. Notwithstanding the time limits set forth above, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Sections 11.2 or 11.3 shall survive (but only as to that portion of any such covenant, agreement, representation or warranty to which such indemnity claim relates) the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time and such notice was delivered in accordance with the procedures described in Section 11.4 below.

         11.2     INDEMNIFICATION BY SELLER

         Subject to the terms of this Section 11, Seller hereby indemnifies Buyer and its successors, assigns, directors, officers, stockholders, employees, Affiliates, agents and representatives (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and reasonable expenses of investigation in connection with any action, suit or proceeding), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, "LOSSES") imposed on, incurred or suffered by or asserted against any Buyer Indemnified Party, as a result of, arising out of or in connection with (i) Seller's manufacture, ownership, use or possession of the Acquired Assets before the Closing Date; (ii) the operations of Seller at any time before or after the Closing; or (iii) any breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement.

         11.3     INDEMNIFICATION BY BUYER

         Subject to the terms of this Section 11, Buyer agrees to indemnify, defend and hold harmless Seller and its successors, assigns, directors, officers, stockholders, employees, Affiliates, agents and representatives (collectively, the "SELLER INDEMNIFIED PARTIES") from and against any and all Losses imposed on, incurred or suffered by or asserted against any Seller Indemnified Party, as a result of, arising out of or in connection with (i) the Assumed Liabilities; (ii) Buyer's ownership, use or possession of the Acquired Assets after the Closing Date; (iii) the operations of Buyer at any time before or after the Closing; or (iv) any breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

         11.4     PROCEDURES; NO WAIVER; EXCLUSIVITY

         Any Party seeking indemnification pursuant to this Section 11.4 (the "INDEMNIFIED PARTY") shall promptly notify the other Party (the "INDEMNIFYING PARTY") of the claim as to which indemnification is sought, shall afford the Indemnifying Party, at the Indemnifying Party's sole expense, the opportunity to defend or settle the claim (in which case the Indemnifying Party shall not be responsible for the attorneys' fees of the Indemnified Party with respect such claim) and shall cooperate to the extent reasonably requested by the Indemnifying Party in the investigation and defense of such claim; provided, however, that any settlement of any such claim that would adversely affect the rights of the Indemnified Party shall require the written approval of such Indemnified Party, which approval shall not be unreasonably withheld; and provided, further that an Indemnified Party shall not settle any such claim without the written approval of the Indemnifying Party, which approval shall not be unreasonably withheld.

         11.5     OFFSET; LIMITATIONS

         Any Losses for which Seller may finally be determined to be liable to Buyer under this Section 11 shall be (i) first, offset against the amount of the Deferred Non-Contingent Payment due December 31, 2003 to the extent not yet paid (whether or not then due); (ii) second, to the extent such Losses exceed the amount of such Deferred Non-Contingent Payment, offset against the amount of the Deferred Non-Contingent Payment due September 30, 2003 to the extent not yet paid (whether or not then due); and (iii) finally, to the extent the amount of such Losses exceed the unpaid amount of both Deferred Non-Contingent Payments, paid by Seller to Buyer. In no event shall Seller's cumulative and aggregate obligations under this Agreement exceed the lesser of (i) the sum of (x) the Initial Payment; and (y) the amount of Deferred Non-Contingent Payments actually received by Seller under Section 3.3 hereof and (ii) $14,000,000. Notwithstanding the foregoing, in no event shall this Section 11.5 apply to any breach of Section 8.5 hereof.

         11.6     SOLE AND EXCLUSIVE REMEDIES AND LIABILITY

         Except for any breach of Section 8.4 hereof, for which the non-breaching party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for such breach, the indemnification obligations under this Section 11 shall constitute the sole and exclusive remedies of each party and the sole and exclusive liability of each party with respect to any Loss, suit, action, claim or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (including, without limitation, negligence) or otherwise (except with respect to Buyer's obligation to pay the Purchase Price).

12.      TAXES AND COSTS; APPORTIONMENTS

         12.1     TRANSFER TAXES

         Buyer shall be responsible for the payment of all transfer, sales and use and documentary Taxes, filing and recordation fees and similar charges relating to the sale or transfer of the Acquired Assets hereunder.

         12.2     TRANSACTION COSTS

         Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the other Transaction Documents, including but not limited to attorneys' and accountants' fees and expenses.

         12.3     APPORTIONMENTS; REFUNDS

         Any and all Taxes, assessments, lease rentals, utilities, and other charges applicable to the Acquired Assets will be pro-rated to the Closing Date, and such Taxes and other charges shall be allocated between the parties by adjustment at the Closing, or as soon thereafter as the parties may agree, in accordance with the principle that Seller shall be responsible for periods or portions thereof ending on or before the Closing Date, and Buyer shall be responsible for periods or portions thereof beginning after the Closing Date. All such Taxes shall be allocated on the basis of the fiscal year of the jurisdiction in question. Seller shall be entitled to any refunds of Taxes or other charges paid by Seller with respect to the Acquired Assets for periods or portions thereof ending on or prior to the Closing Date, and Buyer shall be entitled to all other refunds for Taxes or other charges with respect to the Acquired Assets.

13.      TERMINATION

         13.1     TERMINATION

         This Agreement may be terminated any time prior to the Closing Date:

                           (a)      by the mutual written consent of Buyer and
Seller;

                           (b)      by Seller, on the one hand, or Buyer, on the
other hand, if all the conditions for Closing set forth in Sections 9 and 10 hereof, as the case may be, shall not have been satisfied or waived on or before June 30, 2003, other than as a result of a breach of this Agreement by the terminating party;

                           (c)      by Seller if Buyer has breached in any
material respect any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or prior to ten (10) days following delivery of written notice of such breach by Seller to Buyer;

                           (d)      by Buyer if Seller has breached in any
material respect any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or prior to ten (10) days following delivery of written notice of such breach by Buyer to Seller; or

                           (e)      by Seller or Buyer, if a permanent
injunction or other legal requirement by any court, arbitral tribunal or Governmental Entity which would make it illegal or otherwise restrain or prohibit the consummation of this Agreement shall have been issued and shall have become final and nonappealable.

         13.2     NOTICE OF TERMINATION

         Any termination of this Agreement under Section 13.1 hereof will be effective by the delivery of written notice of the terminating party to the other party hereto.

         13.3     EFFECT OF TERMINATION

         In the event of any termination of this Agreement as provided in this
Section 13, this Agreement shall forthwith become void and shall be of no further force and effect, without any liability on the part of any party hereto or its Affiliates, directors, officers, stockholders, employees, agents and representatives, solely in respect of such termination; provided, that, the provisions of Sections 8.4, 8.5, 12.2, 14.1, 14.4, 14.10 and this Section 13.3 shall remain in full force and effect and survive any termination of this Agreement.

14.      MISCELLANEOUS

         14.1     PUBLIC ANNOUNCEMENTS

         Neither party shall, nor may it permit its Affiliates to, make any public announcement or publish any press release in regard to the transactions contemplated by this Agreement and the Transaction Documents without the other party's prior written consent, which consent shall not be unreasonably withheld, except as may be required by Law, in which case the parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures. Notwithstanding the foregoing, each party shall give the other party no less than two (2) business days to review and comment on any proposed public announcement or press release.

         14.2     SEVERABILITY

         If any trier of fact determines that any part or provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be given full force and effect and remain binding upon the parties. Furthermore, the trier of fact shall have the power to replace the invalid or unenforceable part or provision with a provision that accomplishes, to the extent possible, the original intent of such part or provision in a valid and enforceable manner.

         14.3     MODIFICATION AND WAIVER

         This Agreement may not be amended or modified in any manner except by an instrument in writing signed by all of the parties. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, or in any way affect the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other or subsequent breach.

         14.4     NOTICES

         All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission, or mailed postage prepaid by first-class certified mail, or delivered by a nationally recognized express courier service, or hand-delivered, addressed as follows:

         if to Buyer:                   Questcor Pharmaceuticals, Inc.

                                        3260 Whipple Road
                                        Union City, California  94587
                                        Attention:  Chief Executive Officer
                                        Facsimile:  (510) 500-0715

         with a copy that shall not     Latham & Watkins LLP
         constitute notice to:          701 B Street, Suite 2100
                                        San Diego, CA 92101
                                        Attention:  David A. Hahn, Esq.
                                        Facsimile:  (619) 696-7419

         if to Seller:                  Nastech Pharmaceutical Company, Inc.
                                        3450 Monte Villa Parkway
                                        Bothell, Washington  98021
                                        Attention:  Chief Executive Officer
                                        Facsimile:  (425) 908-3650

         with a copy that shall not     Kramer Levin Naftalis & Frankel LLP
         constitute notice to:          919 Third Avenue
                                        New York, New York  10022
                                        Attention: Richard Marlin, Esq.
                                        Facsimile:  (212) 715-8000

Any party may change the Persons or addresses to which any notices or other communications to it should be addressed by notifying the other parties as provided above. Any notice or other communication, if addressed and sent, mailed or delivered as provided above, shall be deemed given or received three days after the date of mailing as indicated on the certified mail receipt, or on the next business day if delivered to an express courier service, or on the date of delivery or transmission if hand-delivered or sent by facsimile transmission.

         14.5     ASSIGNMENT

         Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, either party may assign or transfer this Agreement without the other party's consent to a third party that acquires all or substantially all of the transferring party's assets or business; provided, however, that in no event shall Buyer assign or transfer this Agreement to any Person a material portion of whose business is engaged in the research and development or manufacturing of intranasally delivered products. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         14.6     CAPTIONS

         The captions and headings used in this Agreement have been inserted for convenience of reference only and shall not be considered part of this Agreement or be used in the interpretation hereof.

         14.7     ENTIRE AGREEMENT

         This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement and understanding among the parties with respect to its subject matter and supersedes all prior agreements, understandings, negotiations, representations and statements, whether oral, written, implied or expressed, relating to such subject matter.

         14.8     NO THIRD-PARTY RIGHTS

         Nothing in this Agreement is intended, nor shall be construed, to confer upon any Person other than Buyer, Seller (and, only to the extent expressly provided herein, their respective Affiliates and representatives) any right or remedy under or by reason of this Agreement.

         14.9     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one agreement.

         14.10    GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the internal laws of California as though made and to be fully performed in that State.

         14.11    ARBITRATION

         Any dispute, controversy or claim arising out of or in connection with this Agreement shall be determined and settled by arbitration in Bothell, Washington, pursuant to the Rules of Arbitration then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction. Any arbitration hereunder shall be (i) submitted to an arbitration tribunal comprised of three (3) independent members knowledgeable in the pharmaceutical industry, one of whom shall be selected by the other two arbitrators; (ii) allow for the parties to request discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 90 days; and (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision. Each party shall bear its own costs and expenses, including attorney's fees incurred in any dispute, which is determined and/or settled by arbitration pursuant to this Section 14.11. Except where clearly prevent by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved. Arbitration shall not prevent any party from seeking injunctive relief where such remedy is an appropriate form of remedy under the circumstances.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        SELLER:

                                        NASTECH PHARMACEUTICAL
                                         COMPANY, INC.

                                        By __________________________________
                                           Name:  Steven C. Quay, M.D., Ph.D.
                                           Title: President & CEO

                                        BUYER:

                                        QUESTCOR PHARMACEUTICALS, INC.

                                        By __________________________________
                                           Title:

                                 SCHEDULE 2.1.1

                                ASSIGNED PROPERTY

All supply of the Product in gel form, owned by Seller and located in the warehouses of Seller or any other Person, identified by the lot number 3002 and the Seller's NDC code 57459-1002-1, with shelf life expiration dates on or after February 15, 2005.

The New Drug Application, No. 19-722, relating to the Product in gel form, and approved by the FDA on November 5, 1996.

The Investigational New Drug Application, No. 25,696, relating to the Product in gel form, and received by the FDA on January 22, 1985.

                                 SCHEDULE 2.1.2

                              INTELLECTUAL PROPERTY

Patents

1. U.S. Patent No. 4,724,231 "Nasal Compositions Containing Vitamin B12" issued February 9, 1988.

2.       E.U. Patent No. EP0216917B1 "Nasal Compositions Containing Vitamin
         B12."

3. E.U. Patent No. EP0218679B1 "Aerosol Compositions for Nasal Delivery of Vitamin B12."

WWKMN REF. NO.;
(TTC REF. NO.);
COUNTRY;                                                         APPL'N NO.      PATENT NO.
CLIENT REF. NO.;                        TITLE                    FILING DATE     ISSUE DATE
NPCI-0008           Aerosol Compositions for Nasal Delivery of   506,798         1,317,881
Canada              Vitamin B12                                  04/16/86        05/18/93
(20833-000700CA)
719-21CANADA
NPCI-0010           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
Europe              Vitamin B12                                  04/02/86        12/11/91
(20833-000700EP)
719-21PCT/EPO
NPCI-0011           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
Belgium             Vitamin B12                                  04/02/86        12/11/91
(20833-000700BE)
NPCI-0012           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
France              Vitamin B12                                  04/02/86        12/11/91
(20833-000700FR)
NPCI-0013           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
Great Britain       Vitamin B12                                  04/02/86        12/11/91
(20833-000700GB)

NPCI-0014           Aerosol Compositions for Nasal Delivery of   86-902640.1     P3682862.9
Denmark             Vitamin B12                                  04/02/86        12/11/91
(20833-000700DE)
NPCI-0015           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
Italy               Vitamin B12                                  04/02/86        12/11/91
(20833-000700IT)
NPCI-0016           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
Luxembourg          Vitamin B12                                  04/02/86        12/11/91
(20833-000700LU)

WWKMN REF. NO.;
(TTC REF. NO.);
COUNTRY;                                                         APPL'N NO.      PATENT NO.
CLIENT REF. NO.;                        TITLE                    FILING DATE     ISSUE DATE
NPCI-0017           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
Netherlands         Vitamin B12                                  04/02/86        12/11/91
(20833-000700NL)
NPCI-0018           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
Sweden              Vitamin B12                                  04/02/86        12/11/91
(20833-000700SE)
NPCI-0019           Aerosol Compositions for Nasal Delivery of   86-902640.1     0218679
Switzerland         Vitamin B12                                  04/02/86        12/11/91
(20833-000700CH)
NPCI-0034           Nasal Compositions Containing Vitamin B12    06/848,690      4,724,231
US                                                               04/08/86        02/09/88
(20833-000610US)
719-16CIP
NPCI-0035           Nasal Compositions Containing Vitamin B12    PCT/US86/00793
PCT                                                              04/15/86
(20833-000610PC)
719-16CIP/PCT
NPCI-0036           Nasal Compositions Containing Vitamin B12    57757/86        584703
Australia                                                        04/15/86        10/20/89
(20833-000610AU)
NPCI-0037           Nasal Compositions Containing Vitamin B12    506,799         1,300,014
Canada                                                           04/26/86        05/05/92
(20833-000610CA)
NPCI-0038           Nasal Compositions Containing Vitamin B12    86902732.6      0216917
Europe                                                           04/15/86        07/04/90
(20833-000610EP)
719-16CIP/PCT/EPO
NPCI-0039           Nasal Compositions Containing Vitamin B12    86902732.6      0216917
Belgium                                                          04/15/86        07/04/90
(20833-000610BE)
NPCI-0040           Nasal Compositions Containing Vitamin B12    6038/86
Denmark                                                          EP86902732.6
(20833-000610DK)                                                 04/15/86
NPCI-0041           Nasal Compositions Containing Vitamin B12    86902732.6      0216917
France                                                           04/15/86        07/04/90
(20833-000610FR)
NPCI-0042           Nasal Compositions Containing Vitamin B12    86902732.6      0216917
Great Britain                                                    04/15/86        07/04/90
(20833-000610GB

WWKMN REF. NO.;
(TTC REF. NO.);
COUNTRY;                                                       APPL'N NO.      PATENT NO.
CLIENT REF. NO.;                        TITLE                  FILING DATE     ISSUE DATE
NPCI-0043           Nasal Compositions Containing Vitamin B12  86902732.6      0216917
Germany                                                        04/15/86        07/04/90
(20833-000610DE)                                                               (German P/N
NPCI-0044           Nasal Compositions Containing Vitamin B12  974/86          58533
Ireland                                                        04/15/86        09/27/93
(20833-000610IE)
NPCI-0045           Nasal Compositions Containing Vitamin B12  86902732.6      0216917
Italy                                                          04/15/86        07/04/90
(20833-000610IT)
NPCI-0046           Nasal Compositions Containing Vitamin B12  86902732.6      0216917
Luxembourg                                                     04/15/86        07/04/90
(20833-000610LU
NPCI-0047           Nasal Compositions Containing Vitamin B12  86902732.6      0216917
Netherlands                                                    04/15/86        07/04/90
(20833-000610NL)
NPCI-0048           Nasal Compositions Containing Vitamin B12  553,999         553,999
Spain                                                          04/15/86        04/20/87
(20833-000610ES)
NPCI-0049           Nasal Compositions Containing Vitamin B12  86902732.6      0216917
Sweden                                                         04/15/86        07/04/90
(20833-000610SE)
NPCI-0050           Nasal Compositions Containing Vitamin B12  86902732.6      0216917
Switzerland                                                    04/15/86        07/04/90
(20833-000610CH)
NPCI-0051           Nasal Compositions Containing Vitamin B12  2345/86         196124
Hungary                                                        04/15/86        06/16/88
(20833-000610HU)
NPCI-0052           Nasal Compositions Containing Vitamin B12  502336/86       1945666
Japan                                                          04/15/86        06/23/95
(20833-000610JP)
NPCI-0053           Nasal Compositions Containing Vitamin B12  865010          174.182
Norway                                                         04/15/86        03/30/94
(20833-000610NO)
NPCI-0054           Nasal Compositions Containing Vitamin B12  86/2845         86/2845
South Africa                                                   04/16/86        10/29/86
(20833-000610ZA)
NPCI-0055           Nasal Compositions Containing Vitamin B12  75102030        NI-029728
Taiwan                                                         05/06/86        12/10/88
(20833-000610TW)

Trademarks

                                                           Filing
 Case No.    Mark            Country          Appl. No.     Date      Reg. No.     Status
 --------    ----            -------          ---------     ----      --------     ------
NPCI-0279  NASCOBAL            U.S.             194046    11/6/1996    2157683   REGISTERED
NPCI-0282  NASCOBAL         Australia           733493    4/30/1997     733493   REGISTERED
NPCI-0284  NASCOBAL        Switzerland          338597    4/30/1997     446146   REGISTERED
NPCI-0285  NASCOBAL  Community Trademark CTM    528455     5/2/1997     528455   REGISTERED
NPCI-0286  NASCOBAL          Hungary           M9701528   4/30/1997     150653   REGISTERED
NPCI-0287  NASCOBAL           Japan            9-113198    5/2/1997    4190179   REGISTERED
NPCI-0288  NASCOBAL           Norway           97.3451    4/30/1997    187.774   REGISTERED
NPCI-0289  NASCOBAL           Taiwan           8622191     5/5/1997     798240   REGISTERED
NPCI-0290  NASCOBAL        South Africa        97/06437   4/30/1997   97/06437   REGISTERED

                                 SCHEDULE 2.1.3

                               ASSIGNED CONTRACTS

1. Detailing Agreement, dated as of April 20, 2003, by and between Nastech Pharmaceutical Company, Inc. and Vanguard Pharma.

2. Physician Program Agreement, dated as of May 22, 2003, by and between Nastech Pharmaceutical Company, Inc. and Deborah Woods and Associates.

                                 SCHEDULE 2.1.4

                               STUDIES AND RECORDS

1.       Gastroenterologist and B12 Patient Study, July 2002.

2.       Gastroenterologist Market Research, May 2003.

3.       NASCOBAL(R)promotional materials.

4. Where feasible, NASCOBAL(R)website information, materials, images and HTML programming language.

                                 SCHEDULE 2.1.5

                              REGULATORY APPROVALS

All regulatory approvals permitting the sale of the Product in the United States, Sweden and Israel.

The right to file for approval of the Product in gel form in countries where the Product in gel form has not obtained regulatory approvals as of the date of this Agreement.

                                 SCHEDULE 2.1.6

                                  CLINICAL DATA

1. Relative Bioavailability Study of Vitamin B12 Formulations (Single Dose, Three-Way Crossover); Protocol 160-01; Study Completion 1985

2. Relative Bioavailability Study of Five Vitamin B12 Formulations (Single Dose, No Crossover); Protocol 160-02; Study Completion 1985

3. Relative Bioavailability Study of Four Vitamin B12 Formulations (Single Dose, No Crossover); Protocol 160-04; Study Completion 1985

4. Relative Bioavailability Study of Vitamin B12 Formulations (Single Dose, No Crossover); Protocol 160-05; Study Completion 1985

5. Relative Bioavailability Study of Vitamin B12 Formulations (Single Dose, No Crossover); Protocol 160-06; Study Completion 1985

6. Bioavailability of Intranasal Cyanocobalamin Administered as Maintenance or Initial Therapy in Vitamin B12 Deficiency Anemia; Study Completion 1987

7. A Clinical Evaluation of the Effectiveness and Safety of Cyanocobalamin Nasal Gel in the Maintenance of Patients with a Documented History of Pernicious Anemia Successfully Maintained Previously by the Intramuscular Administration of Vitamin B12; Protocol A; Study Completion 1987

8. A Clinical Evaluation of the Effectiveness and Safety of Cyanocobalamin Nasal Gel in the Treatment of Patients with Newly-Diagnosed Pernicious Anemia who had never Previously Received Vitamin B12 Treatment; Protocol B; Study Completion 1987

9. Comparative, Crossover Bioavailability Study in Pernicious Anemia Patients of 500 mcg Cyanocobalamin Nasal Gel and 100 mcg Cyanocobalamin Injectable Solution. Protocol Number 91001; Study Completion 1993

10.      Nasal Applicator Tube Dose Delivery Study, Study Completion 1994

11. The Pharmacokinetic Profile of Intramuscular and Repeated Intranasal Cyanocobalamin in Vitamin B12 Deficiency Anemia Patients, Protocol Number C95-001; Study Completion 1996.

                                 SCHEDULE 2.1.7

                                 VALIDATION LOTS

None.

                                  SCHEDULE 2.2

                                 EXCLUDED ASSETS

None.

                                  EXHIBIT 2.6.6

                        P A T E N T  A S S I G N M E N T

         WHEREAS, Nastech Pharmaceutical Company, Inc., a Delaware corporation having its principal place of business located at 3450 Monte Villa Parkway, Bothell, Washington, (the "ASSIGNOR"), is the owner of all right, title and interest in and to the United States patents and patent applications recorded in the United States Patent and Trademark Office and the foreign counterpart patents and patent applications recorded in the respective jurisdictions in which said foreign patents are registered or are pending, all of which are identified in the attached Schedule A, and is the owner of all right, title and interest in and to the inventions and improvements disclosed in the aforesaid patents and patent applications (all of the aforesaid patents, patent applications, inventions and improvements being hereinafter collectively referred to as the "Patents"); and

         WHEREAS, Questcor Pharmaceuticals, Inc., a California corporation having its principal place of business at 3260 Whipple Road, Union City, California (hereinafter the "ASSIGNEE"), is desirous of obtaining the entire right, title and interest in, to and under the Patents;

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which ASSIGNOR does hereby acknowledge, ASSIGNOR does hereby sell, assign, transfer, set over and convey, unto the ASSIGNEE, ASSIGNEE's successors, legal representatives and assigns, the ASSIGNOR's entire right, title and interest, in the United States and throughout the Universe, in and to the Patents, including, without limitation: (i) all confirmations, divisions, renewals, extensions, reissues, continuations, continuations-in-part, substitutes, amendments and modifications (including reexamination amendments), certificates, utility models and additions as may at any time be applied for or granted with respect to said Patents; (ii) all rights, titles and interests granted to ASSIGNOR pursuant to any previously executed assignment agreement between the inventor of each invention embodied by the Patents and ASSIGNOR or any of ASSIGNOR'S predecessors in interest; (iii) all rights to petition, sue or otherwise seek and recover damages, profits and any other remedy (monetary, injunctive, declaratory or other), in the United States and anywhere throughout the Universe, for any past, present or future infringement, conversion or misappropriation of, or other injury, offense, violation, breach of duty or wrong relating to, any of the Patents or any license, agreement, contract or other matter relating thereto; and (iv) the ASSIGNOR's entire right, title, interest, and privileges and immunities, under any treaty or convention relating to any of the Patents, including, without limitation, the right to file foreign patent applications and license recordations. Such right, title and interest in and to the Patents, shall be held and enjoyed by ASSIGNEE, its successors, legal representatives and assigns, as fully, entirely and exclusively as the same would have been held and enjoyed by ASSIGNOR had this Assignment not been made.

         This Assignment is effective as of the date hereof. ASSIGNOR agrees to execute and deliver, or cause to be executed and delivered, to ASSIGNEE or ASSIGNEE's legal representatives, any other or additional assignments, powers and other appropriate documentation, and to take such actions as are reasonable and necessary, to enable ASSIGNEE to effectuate, validate and record this Assignment with the United States Patent and Trademark Office and the appropriate agencies and offices of all jurisdictions in which any of the Patents are or may be registered or in which applications for registration of any of the Patents are pending, pursuant to the terms, conditions and time periods prescribed by the relevant laws and regulations of the United States and other jurisdictions identified in Schedule A as soon as is practicable after the date of this Assignment.

         ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States of America and the appropriate officers of all other jurisdictions in which the Patents are or may be registered or in which applications included among the Patents are pending, to record the title of ASSIGNEE, its successors, legal representatives and assigns, as owner of all right, title and interest in and to the Patents and to issue to ASSIGNEE, its successors, legal representatives and assigns, patent registrations and recordations of patent rights resulting from any application included among the Patents or renewal for any existing registration of any of the Patents, in accordance with the terms of this instrument.

         IN WITNESS WHEREOF, the undersigned has executed this Assignment as of this ____ day of _________, ____.

                                            NASTECH PHARMACEUTICAL COMPANY, INC.

SEAL

                                            By:_____________________________
                                            Name:
                                            Title:

                           A C K N O W L E D G M E N T

STATE OF __________________   )
                              ) ss:
COUNTY OF _________________   )

On this _______ day of ___________________, ____, before me personally appeared _______________, to me personally known, who, being duly sworn, did say that he is the _____________ of Nastech Pharmaceutical Company, Inc. and that he duly executed the foregoing instrument for and on behalf of Nastech Pharmaceutical Company, Inc. being duly authorized to do so and that said individual acknowledged said instrument to be the free act and deed of said corporation.

__________________________
       Notary Public

                              DISCLOSURE SCHEDULES

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT B

                                  BILL OF SALE

                                    EXHIBIT C

                                SUPPLY AGREEMENT

                                    EXHIBIT D

                               SECURITY AGREEMENTS